UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2021

COMMUNITY HEALTHCARE TRUST INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37401	46-5212033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067
(Address of principal executive offices) (Zip Code)

(615) 771-3052

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	CHCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 28, 2021, in connection with its periodic review of the Code of Ethics and Business Conduct (the “Code”), the Board of Directors of Community Healthcare Trust Incorporated (the “Company”) amended the Code. The amendments include, among other things, clarification that the Company’s chief financial officer shall serve as its chief compliance officer, the addition of guidelines on anti-bribery, anti-corruption, gifts, entertainment and suppliers, updated committee names and updated public disclosure guidelines for internal monitoring, whistleblower or reporting systems. Adoption of the amendments did not result in any explicit or implicit waiver of any provision of the Code.

The summary of the amendments to the Code included in this current report on Form 8-K is qualified in its entirety by reference to the full text of the Code, as amended, which can be found on the Company’s investor relations website at http://investors.chct.reit/corporate-governance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

	By:	/s/ David H. Dupuy
David H. Dupuy Executive Vice President and Chief Financial Officer
October 29, 2021